                               SECOND AMENDMENT TO
                            MULTI-TENANT OFFICE LEASE

     THIS SECOND AMENDMENT TO MULTI-TENANT OFFICE LEASE (this "Amendment"), made this _____ day of ____________________, 1995, is made by and between EDB
Property Partners L.P. III, a Delaware limited partnership ("Landlord"), and qad.inc, a California corporation ("Tenant").

     R1. WHEREAS, Laurel Larchmont Office, Inc. ("LLO") and Tenant are parties to an undated multi-tenant office lease (the "Lease") for approximately 57,271 square feet (the "Premises") located in suites 103, 105 and 200 East and 200 West of the building located at 10,000 Midlantic Drive (the "Building"), Mount Laurel, New Jersey; and

     R2. WHEREAS, Landlord is the successor-in-interest to all of LLO's right, title, interest and obligations in and to the Lease: and

     R3. WHEREAS, the Lease has been amended by an unnumbered Amendment to Multi-Tenant Office Lease dated April 26, 1994 (which contains a Rider); and

     R4. WHEREAS, Tenant desires, and Landlord is willing, to expand the Premises and lease additional space of approximately 3,912 square feet shown on Exhibit A and A1 and located on the first (1st) floor east wing of the Building (the "Additional Space"); upon the terms of this agreement and

     R5. WHEREAS, the parties hereto mutually desire, effective as of the date of execution of this Amendment, to amend the Lease on such terms and conditions as are more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. This Amendment is hereby expressly conditioned upon execution of, and shall not be effective until the date (the "Effective date"), if any, upon which the Sublease attached hereto as Exhibit B, by and among Landlord, Tenant and Origin Technology and Business, Inc., is fully executed and delivered by all parties. Landlord hereby grants Landlord's consent to the entering into of such Sublease by Tenant and approves of the terms and conditions thereof. Landlord hereby waives all right to receive any profit in connection with this subletting which would otherwise be allowed pursuant to Paragraph 19 of the Lease.
Landlord further acknowledges and agrees that Tenant shall not have any obligation to comply with ECRA (now ISRA) as a result of the Sublease, as would otherwise be required under Paragraphs (e) through (g) of Article 19. In addition, Landlord hereby consents to the construction of the alterations and improvements in the additional Space by Tenant all as set forth on Exhibit C.

     2. Effective as of the Effective Date, the Lease, as amended, shall be, and hereby is, further amended as follows:

          A. Section 5 (Premises) of the Lease shall be, and the same hereby is, amended by adding "Suite _____ East (the "Additional Space") 3,912 square feet as the tenth (10th) written line of the section and adjusting all subsequent lines down one (1) line and by deleting the words "total: 57,271 s.f.." in the eleventh (11th) written line and inserting in its place "Total:
61,183 s.f.". the intent of this provision is to add the Additional Space to the definition of "Premises" in Lease.

          B. EXHIBIT A and A1 of the Lease which depicts the Premises shall be, and the same hereby is, amended by adding the page labeled "EXHIBIT A AND A1
- ADDITIONAL SPACE"  Attached hereto as an additional page thereof.

          C. Section 7 (Term) of the Lease shall be, and hereby is, amended by adding to the end of the first (1st) paragraph the following sentence;

                The "Additional Space Commencement Date" shall be June 1, 1995."

          D. Section 8 (Rent) of the Lease shall be, and hereby is, amended by adding a new subsection (e) thereto as follows:

                "(e) Commencing on the Additional Space Commencement Date and continuing until the expiration or earlier termination of the term hereof, in addition to the rent provided in Section 8(a) hereof, Tenant shall pay rent for the Additional Space as follows:

                June 1, 1995 - August 31, 1996              $12.00 per sq. ft.
                September 1, 1996 - August 31, 1999         $12.50 per sq. ft.
                September 1, 1999 - August 31, 2001         $13.00 per sq. ft.

          E.    Effective as of the Occupancy Date Section 8 (Rent) subsection
(b) of the Lease shall be, and hereby is, amended by deleting the fifth (5th) sentence in its entirety and inserting the following sentence in its place:

                "The Tenant's proportionate share is thirty-five percent (35%) (61,183 s.f. DIVIDED BY 175,573 s.f. = 35%)."

          F. Section 8 (Rent) subsection (c) of the Lease shall be, and hereby is, amended by deleting the last sentence in its entirety and inserting the following sentence in its place:

                "The percentage for the Premises is thirty-five percent (35%)."

          G. Section 13 (Condition of Premises) of the Lease shall be, and hereby is, amended by adding a new subsection (g) thereto as follows:

                "(g) Notwithstanding anything to the contrary contained herein, with respect to the Additional Space, the parties agree as follows:

                (i) CONDITION OF ADDITIONAL SPACE. Upon occupancy, Tenant shall accept the Additional Space in its existing "AS IS" condition, except for the construction of the demising wall as defined by (g.2.vi) of this Second Amendment, subject to all applicable municipal, county, state and federal laws, statutes, ordinances, including zoning and regulations governing and relating to the use, occupancy and possession of the Additional Space.

                (ii) The taking of possession of the Additional Space by Tenant shall conclusively establish that the Additional Space was at such time in satisfactory condition, order and repair, subject only to a punch list which will be prepared prior to the time the Tenant takes possession.

                (iii) The Tenant shall quit and surrender the Additional Space at the end of the term in as good condition as received except for reasonable wear and tear in accordance with the Lease damage by fire or casualty, condemnation and/or permitted alterations all excepted. The parties agree and acknowledge that the lease term with respect to the Additional Space shall expire at noon on August 21, 2001 or otherwise be coterminous with the Lease.

                (iv)  Notwithstanding anything to the contrary contained in this
Section 13 or Exhibit C hereto, the cost of the demising wall to be constructed shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. This wall shall be completed no later than March 1, 1995 ("Occupancy Date"). In the event occupancy is delayed due to incomplete construction of demising wall, the "Occupancy Date" and the Additional Space Commencement date shall be delayed by the same number of days.

     3. The parties acknowledge and agree that Landlord has agreed to provide to Tenant a Tenant Improvement Allowance ("TI Allowance") of $22.32 per square foot of Additional Space. Landlord acknowledges and agrees that such sum is earned, due and payable to Tenant as of the date hereof. However, Tenant may, at Tenant's option, choose to have such allowance applied either:

          (i) As against Rent payments due from Tenant to Landlord pursuant to this Lease commencing at any time during the term of the Lease; or
          (ii) by lump sum payment to Tenant at any time during the term of this Lease for improvement to be constructed by Tenant at the Premises.
          (iii) applied against the actual out-of-pocket cost and expense of improvement work at the Premises performed by Landlord, Landlord agreeing upon request of Tenant to perform those alterations to the Premises reasonably requested by Tenant, provided Tenant agrees to reimburse Landlord for the actual out-of pocket cost and expense of such improvements, as incurred, in excess of the TI Allowance.

     4. Except as, and to the extent, expressly modified by this Amendment, the Lease shall continue in full force and effect, unmodified.

     5. The capitalized terms used in this Amendment shall have the same meaning ascribed to them under the Lease, unless specifically designated otherwise.

     6. If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of the other provisions of this Amendment, which shall continue in full force and effect, as if the invalid or unenforceable provision has been deleted.

     7. This Amendment contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. To the extent the Lease has been modified prior to the execution hereof by an Amendment to Multi-Tenant Office Lease as set forth in paragraph R3, above, the terms of such amendments shall also be deemed modified by the terms of this Amendment. This Amendment and the Lease may be further amended only in writing signed by both Landlord and Tenant. If any provision of this Amendment conflicts with any provision of the Lease (or of any prior amendments), the provision of this Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                        LANDLORD:

                                        EDB PROPERTY PARTNERS L.P. III,
                                        a Delaware limited partnership

                                        BY:
                                           -------------------------------------
                                        TITLE:
                                              ----------------------------------


                                        TENANT:

                                        QAD.INC
                                        a _______________________corporation

                                        BY:
                                           -------------------------------------
                                        TITLE:
                                              ----------------------------------

                                   EXHIBIT "A"

                                ADDITIONAL SPACE




                                First Floor East
                             10,000 Midlantic Drive
                              Mt. Laurel, NJ  08054

                                  EXHIBIT "A1"

                                ADDITIONAL SPACE




                                First Floor East
                             10,000 Midlantic Drive
                             Mt. Laurel, NJ   08054

                                    EXHIBIT B
                                    SUBLEASE
                                   (ATTACHED)

                                   SUBLEASE


    THIS SUBLEASE ("SUBLEASE") is entered into as of the 31st day of January, 1995 by and between ORIGIN TECHNOLOGY IN BUSINESS, INC., a Delaware corporation, with its principal place of business at 1105 Schrock Road, Suite 816, Columbus, Ohio 43229 (hereinafter "SUBLESSEE") and QAD, INC., a California corporation, with its principal place of business at 10,000 Midlantic Drive, Suite 200, Mount Laurel, New Jersey 08054 (hereinafter "SUBLESSOR").

    THE PARTIES ENTER into this Sublease on the basis of the following facts, intentions and understanding:

    WHEREAS, Sublessor desires to sublease the Leased Premises consisting of approximately 3,912 square feet on the first floor of the East Wing of 10,000 Midlantic Drive, Mt. Laurel, NJ 08054, as outlined on Exhibit "A" and "A1" attached hereto (hereinafter "LEASED PREMISES") and Sublessee now desires to sublet the Subleased Premises from Sublessor on the terms, covenants and conditions as hereinafter provided. A copy of said Lease is attached hereto as Exhibit "B."

    NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties herein contained, the parties agree as follows:

    1. SUBLEASE. Sublessor hereby agrees to lease the subleased Premises to Sublessee and Sublessee agrees to lease the Subleased Premises from Sublessor on the conditions hereinafter set forth.

    2. CONDITION OF SUBLEASED PREMISES. Sublessee shall accept the Subleased Premises in their existing "AS IS" condition, subject to all applicable municipal, county, state and federal laws, statutes, ordinances, including zoning and regulations governing and relating to the use, occupancy and possession of the Subleased Premises. Sublessee recognizes and agrees that Sublessor shall not be required to perform any work or construction on the Subleased Premises in order to prepare the same for Sublessee's occupancy. By entering the Subleased Premises, Sublessee shall be deemed to accept the Subleased Premises in their condition existing as of the date of such entry.

    3. SUBLEASE SUBJECT TO LEASE. This Sublease shall be subject to all of the terms, covenants and conditions of the Lease and Sublessee shall assume and perform the obligations of Sublessor as Tenant in the Lease with respect to the Subleased Premises, except for the payment of minimum annual rent contained in the Lease. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any terms, covenants or conditions of the Lease applicable to Sublessee. In the event of any inconsistency between the lease and the Sublease, the terms of this Sublease shall control. All of the terms, covenants and conditions in the Lease are incorporated herein as terms, covenants and conditions of this Sublease, except for any paragraphs which shall be superseded by this Sublease. To the extent that the Lease provides that Landlord shall provided services, utilities, insurance, maintenance, repairs or any and all other obligations of Landlord rendered in connection with the operation of the Subleased Premises, Sublessee shall seek recourse first from Landlord by notice to Landlord with a copy simultaneously provided to Sublessor. If Landlord shall not take action after request is made by Sublessee after the passing of any applicable cure period specified in the Lease, then Sublessee may notify Sublessor of such failure. Upon receipt of such notice, Sublessor shall use prompt, reasonable efforts to enforce Sublessor's rights under the Lease for the benefit of Sublessee. Sublessor shall have no duty to perform any obligations of the Landlord under the Overlease and shall under no circumstances be responsible for or liable to Sublessee for any default, failure or delay on the part of the Landlord in the performance of any obligations under the Overlease, nor shall such default of the Landlord affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder. In addition, Sublessee shall have no right to exercise the Renewal Option, Right of First Offer or Early Termination of Lease rights granted pursuant to Exhibit "E", "G" and "H", respectively, of the Lease.

    4. TERM. The term ("TERM") of this Sublease shall commence on June 1, 1995, and shall terminate on the earlier of August 31, 2001 or the date on which the Lease is terminated. Occupancy may occur as of February 1, 1995 in accordance with the Overlease.

    5.   RENT.

         a.   MINIMUM ANNUAL RENT.

              Sublessee shall pay to Sublessor rental as set forth below: The date of sublease rent schedule is based upon the Overlease anniversary date of September 1.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
    TERM                PER SQUARE FOOT            MONTHLY     ANNUAL RENT
                             RATE                   RENT
-------------------------------------------------------------------------------
Months June 1995
  - August 1995    $12.00 (x 3,912 square feet)   $3,912.48     $11,737.44
-------------------------------------------------------------------------------
  Year 2: (Sept             $12.00                $3,912.48     $46,944.00
1995 to Aug 1996
-------------------------------------------------------------------------------
Years 3 through 5:          $12.50                $4,075.00     $48,900.00
 Sept 1996 to Aug
     1999
-------------------------------------------------------------------------------
  Years 6 and 7:            $13.00                $4,238.00     $50,856.00
 Sept 1999 to Aug
     2001
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
payable on the first business day of each month during the term of this Lease except that the first month's rent shall be payable upon the execution of this Lease.

         b. In addition to the minimum annual rental, Sublessee shall pay to Sublessor its proportionate share of all operating costs incurred during each calendar year (prorated where appropriate) during the term of this Lease.

              This operating cost shall be estimated by Sublessor at the commencement of occupancy and Sublessee shall pay to Sublessor in addition to the basic rent and on the same day provided in paragraph 8(a) 1/12 thereof. The estimated operating cost for the year in which this Lease commences is $7.00 per rentable square foot. The operating expenses shall include all costs normally incurred in the maintenance and operation of an office building, less any charges invoiced directly to other tenants in the building and shall include:

              i. Real estate taxes assessed on the building, land underlying same, parking areas or other common elements including any assessments or municipal improvements;

             ii. All costs and expense directly related to the operation of the building including preparing units for rental, lighting, cleaning, insuring, removing snow, ice and debris, policing and regulating traffic in the area immediately adjacent to the building and depreciation of machinery and equipment used for such operation;

            iii. All costs and expense, other than those of a capital nature, or replacing paving, curbs, walkways, landscaping (including replanting and replacing flowers and other planting), drainage and lighting facilities in the building and areas immediately adjacent thereto;

             iv. Electricity and fuel used in lighting, heating, ventilating, and air conditioning of the Premises;

              v. Maintenance and mechanical and electrical equipment including heating, ventilating and air conditioning equipment in the Premises;

             vi. Window cleaning and janitorial service, including janitorial equipment and supplies;

            vii. Maintenance of elevators, rest rooms, lobbies, hallways and other common areas of the building;

           viii. Wages for personnel directly involved in the building management and operating, including all taxes payable by Sublessor thereon and fringe benefits;

             ix.   Water and sewer rents, charges and standby fees;

              x. Accounting fees, management fees and legal fees which directly benefit the overall operation of the building, it is expressly agreed that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision; and

             xi. All costs associated with maintaining, operating and monitoring any security system or sprinkler system.

         c. In determining operating expenses, if less than 95% of the rentable area of the building has been occupied by tenants for more than thirty
(30) days during such year, operating expenses shall be deemed for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy of the building been 95% throughout such year, as reasonably determined by Landlord.

         d. Rent shall be paid to the Sublessor at 10000 Midlantic Drive, Mount Laurel, New Jersey 08054, or at such other place or places as Sublessor may from time to time direct.

         e. Sublessee shall not request Landlord to provide services, materials or supplies in excess of the basic services, which Landlord is obligated top provide under the Lease without first obtaining the written consent of Sublessor, which consent shall not be unreasonably withheld. Upon notification to Sublessor by Sublessee of termination of any services, or impairment of any services, Sublessor shall immediately notify Landlord in accordance with the notice provision of the Lease.

         f.   Sublessee shall pay to Sublessor as additional rent, within ten
(10) days after demand therefore by Sublessor, any and all other additional rent payments and sums due pursuant to the lease.

    6. LATE PAYMENT. Rent is due and payable on or before the first day of each month. Rent received after the tenth (10th) of the month is subject to a late charge of ten (10%) percent of the monthly payment which charge must accompany rent. An additional charge will be made for checks returned for insufficient funds.

    7.   INSURANCE.

         a. Sublessee shall carry and maintain during the entire term of the Sublease the insurance required pursuant to the Lease. In addition, Sublessee shall name Sublessor as an additional insured with respect to said insurance.

         b. Sublessee shall, prior to the commencement of the term, and during the term, thirty (30) days prior to the expiration of the policy of insurance, furnish to Sublessor and Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten (10) days' prior written notice to Sublessor and Landlord.

    8. DEFAULT. In the event Sublessee shall breach any of the terms, covenants or conditions of this Sublease or the Lease, then, in that event, in addition to the remedies Landlord may have against Tenant for Tenant default in the Lease, Sublessor shall have the right to enter and retake the Subleased Premises and terminate Sublessee's interest under this Sublease. If Sublessee defaults under the Lease, Sublessee shall indemnify, defend by counsel acceptable to Sublessor and hold Sublessor harmless from and against all damages resulting from such default. If Sublessee defaults under Sublessee's obligations under this Sublease and Sublessor fulfills any of Sublessee's obligations in order to prevent Sublessee from being in default, Sublessee shall immediately reimburse Sublessor for (i) the amount of Minimum annual
Rent, (ii) all amounts attributable to Additional Rent and (iii) all other costs and expenses incurred by Sublessor in fulfilling Sublessee's obligations in the Sublease and the Lease, together with interest on those sums at the rate of one percent (1%) per month (but in no event at a rate in excess of that permitted by law) from the date due thereof until paid, and the amount of such interest shall be deemed Additional Rent hereunder.

    9. ALTERATIONS. Sublessee shall not make or suffer to be made any alterations, additions or improvements in, on or to the Subleased Premises without the prior written consent of Sublessor and Landlord. In the event Sublessor and Landlord consent to the making of any such alteration, addition or improvement by Sublessee, the same shall be made by Sublessee at its sole cost and expense, and any contractor or person selected by Sublessee to make the same shall first be approved in writing by Sublessor and Landlord. Upon the expiration or sooner termination of this Sublease. Sublessee shall, upon demand by Sublessor, at Sublessee's sole cost and expense, with all due diligence, repair and restore the Subleased Premises to their original condition, ordinary wear and tear excepted.

    10. HOLDING OVER. Sublessee will, at the termination of this Sublease by lapse of time or otherwise, yield up immediately possession to Sublessor and Landlord. If Sublessee retains possession of the Subleased Premises or any part thereof after such termination, then Sublessee shall pay to Sublessor all damages sustained by Sublessor resulting from retention of possession by Sublessee.

    11. SUBLESSOR COVENANTS. Sublessor covenants to promptly pay when due all rents due and accruing to Landlord and in the event that it fails to promptly remit said rent to Landlord, Sublessor specifically authorizes and directs Sublessee, upon Sublessee's receipt of due written demand from Landlord, to remit the rent hereunder directly to Landlord and said remittance shall be deemed in lieu of the rent obligations herein contained.

    12.  INDEMNIFICATION.    Sublessee shall indemnify Sublessor and hold
Sublessor harmless from and against any and all claims, demands, suits judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of or in connection with Sublessee's use and possession of the Leased Premises, or by arising out of the failure of Sublessee, its agents, contractors or employees to perform any covenant, term or condition of the Lease or Sublease to be performed by Sublessee. Sublessor shall indemnify Sublessee and hold Sublessee harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of the failure of Sublessor to perform any covenant, term or condition of the Lease to be performed by Sublessor hereunder.

    13.  ATTORNEYS' FEES.    If either party shall commence an action against
the other party in order to enforce any term, covenant or condition of this sublease, the prevailing party shall be entitled to recover from the losing party the costs and expenses of such action, including reasonable attorneys' fees to be set by the court in such action.

    14.  BROKER.   Sublessee warrants and represents to Sublessor that it has dealt with no broker or real estate agent or made no agreement or created any liability with respect to this Sublease and/or the Subleased Premises or in connection with the payment of brokerage or other commissions other than Jackson-Cross ONCOR International, and Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against all liability, cost, or expense arising out of the claims of any other broker or real estate agent claiming by, through or under Sublessee for a commission in connection with this Sublease and/or the transaction contemplated by this Sublease.

    15.  EARLY TERMINATION OF SUBLEASE.     Notwithstanding anything to the
contrary contained in this Sublease, Sublessor or Sublessee, at its option, may terminate this Lease effective at anytime after the end of the twenty-fourth
(24th) month of the term, provided, as a condition of such termination, Sublessor or Sublessee gives written notice to the other at least sixty (60) prior to the proposed date of termination, which shall be after the twenty-fourth (24th) month of the term and anytime thereafter up to August 31, 2001, in which event the Lease shall terminate as of the expiration of the date set forth in such notice. Sublessee shall have no termination right as provided herein in the event the Sublessee has defaulted under any of the obligations of Sublessee under and pursuant to the Lease or this Sublease.

    16. NOTICES. All notice or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed to be delivered seventy-two (72) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, addressed to the parties as follows:

To Sublessor:   qad.inc
                10000 Midlantic Drive, Suite 200
                Mount Laurel, NJ  08054

To Sublessee:      Origin Technology in Business, Inc.
                   1105 Schrock Road, Suite 816
                   Columbus, OH  43229

or to any other address provided to the other party in writing.

         17. LANDLORD'S CONSENT. This Sublease is subject to Landlord's consent and shall be of no effect unless and until this Sublease has been accepted and agreed to by Landlord.

         18.  ASSIGNMENT.    Without the prior consent of Sublessor, which may
be withheld by Sublessor in its sole discretion, neither Sublessee, nor Sublessee's legal representatives or successors in interest shall, by operation of law, merger, or otherwise, further sublet the Premises or assign or mortgage this Sublease. If Sublessee is a corporation, none of its capital stock shall be transferred voluntarily or by operation of law without Sublessor's consent. Any consent by Sublessor to any act of assignment shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Sublessee, or the legal representatives or assigns of Sublessee, to obtain from Sublessor consent to any other or subsequent assignment, or as modifying or limiting the rights of Sublessor under the foregoing covenant by Sublessee not to assign without such consent.

         19.  EFFECT.   This Sublease shall be binding upon the parties hereto,
their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

         20.  FORUM.    This Sublease shall be governed by the laws of the
state in which the Premises is located.

         21. MODIFICATION. This Sublease may not be modified or amended except by a written agreement executed by the parties hereto.

         IN WITNESS WHEREOF, this Sublease Agreement has been executed on the date and year first written.

         SUBLESSOR                               SUBLESSEE

          qad.inc                           ORIGIN TECHNOLOGY
                                                 IN BUSINESS, INC.


      By:                                   By:  /s/ MARTIN HENECK
          ----------------------------           ----------------------------
    Title:                               Title:  Vice President
           ---------------------------           ----------------------------
    Date:                                Date:   1/31/95
          ----------------------------           ----------------------------



                         CONSENT OF OVERLANDLORD

EDB Property Partners, L.P. III, as Landlord under the Overlease
("Overlandlord"), hereby consents to the within Sublease by qad.inc to Origin Technology in Business, Inc. pursuant to Article 19 of the Overlease.


                                       OVERLANDLORD


                                       ---------------------------------------

                                       By:
                                            ----------------------------------

                                    Title:
                                            ----------------------------------

                                     Date:
                                            ----------------------------------

                                     EXHIBIT "A"
                                  SUBLEASED PREMISES





                                   First Floor East
                               10,000 Midlantic Drive
                                Mt. Laurel,  NJ  08054

                                     EXHIBIT "A1"
                                  SUBLEASED PREMISES





                                   First Floor East
                               10,000 Midlantic Drive
                                Mt. Laurel,  NJ  08054

                           Q.A.D. EXPANSION PROVISIONS


     I. The Lease shall be, and hereby is, amended by deleting the text of EXHIBIT G in its entirety and inserting the following in lieu thereof:

     "EXHIBIT G

     (1) GENERAL. Provided that Tenant is not in default under this Lease, Tenant shall have an option to lease additional space (except space leased to Tenant) which becomes available for lease in the Building during the Lease Term (or any Renewal Term) (which may be referred to herein as the "Expansion Space" or the "expansion space"), in accordance with the terms of this EXHIBIT G, below. Notwithstanding anything to the contrary in this EXHIBIT G, in no event shall any lease by Tenant of expansion space pursuant to this EXHIBIT G be for a term which is less than thirty-six (36) months.

     (2) EXPANSION SPACE LIST. Tenant shall have the right to request in writing that Landlord provide Tenant with access to a current list of all available expansion space in the Building (i.e. 10,000 Midlantic Drive) (an "Expansion Space List.") Within five (5) business days after Tenant's request therefor, Landlord shall provide Tenant with access to an Expansion Space List for the most recent calendar quarter. For confidentiality reasons, Landlord shall not deliver a copy of the written Expansion Space List to Tenant; instead, Landlord shall allow Tenant access to and reasonable opportunity to review the Expansion Space List at a time (or times) which is convenient for Tenant at either Landlord's or Tenant's offices (Tenant may select which location.) Each Expansion Space List shall include and identify:

          (a) all space which is either currently vacant in the Building or expected to become available during the twelve (12) month period immediately following the date of such Expansion Space List, including the expected dates of such availability; and

          (b) any space which is currently (or which is expected to become) available for Lease within such 12-month period, even if the same is subject to rights of other parties, including without limitation, any renewal, expansion, holdover or other rights or options to lease or occupy space previously granted to such other parties (a "Pre-existing Right"), and in such event the Expansion Space List shall include a description of the rights of such parties for any such space(s). Tenant acknowledges that Landlord's ability to lease any such space(s) is and shall be subject and subordinate to any and all Pre-existing Rights.

     (3) TENANT'S OPTION ELECTION NOTICE. If Tenant wishes to exercise its option to lease all (but in no event less than all) of a particular space identified on the Expansion Space List which is not then subject to a Pre-existing Right, Tenant shall notify Landlord in writing ("Tenant's Option Election Notice"), such notice to identify the particular Expansion Space Tenant wishes to lease. Within five (5) business days after receipt of Tenant's Option Election Notice, Landlord shall notify Tenant in writing either: (i) that such Expansion Space is available for Tenant to lease (the "Free


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& Clear Notice"), in which event Landlord and Tenant shall execute a lease for such Expansion Space in accordance with EXHIBIT G paragraph (6), below; or (ii) that there is currently another potential tenant for such Expansion Space, in which event Landlord will provide Tenant with confirmation of such potential tenant's good faith intention to lease the Expansion Space by providing Tenant with a signed letter of intent (the "LOI") which contains the material terms under which such potential tenant is willing to lease the Expansion Space.

          If Landlord provides Tenant with the LOI in accordance herewith, then Tenant shall have no expansion rights with respect to such Expansion Space for thirty (30) days after Tenant's receipt of the LOI, and Landlord and such potential tenant shall be allowed such thirty (30) day period within which to negotiate and sign a lease for such Expansion Space on materially the same terms as the LOI. If (i) Landlord provides Tenant with a Free & Clear Notice for such Expansion Space, or (ii) Landlord fails to provide Tenant with the LOI for such Expansion Space within the aforementioned five (5) business day period, or (iii) Landlord and the potential tenant under the LOI fail to execute a lease for such Expansion Space within the aforementioned thirty (30) day period, then Tenant shall have the right to lease such Expansion Space in accordance with the terms of Paragraph 6 of this EXHIBIT G, and Landlord and Tenant shall be required, in either event, to execute a lease for such Expansion Space (an "Expansion Lease") in accordance with Paragraph 4, below, within fifteen (15) business days thereafter.

     (4) EXPANSION LEASE. Within fifteen (15) business days after the occurrence of one of the events described in clauses (i), (ii) or (iii) of the last sentence of Paragraph 3, above, Landlord and Tenant shall execute an Expansion Lease in accordance with the requirements of this Paragraph 4. Such Expansion Lease shall:

     (i) incorporate all of the terms of this Lease, except it shall be modified to reflect (1) the actual square footage of the Expansion Space (and shall further include appropriate adjustment of Tenant's pro rata share of operating expenses and all other terms which are based on such square footage), (2) the rental rate for the Expansion Space, which shall be the identical to the rental rate then in effect for the initially leased Premises, and (3) the lease term for the Expansion Space, which shall be coterminous with the term of this Lease (unless the term of this Lease expires in less than thirty-six (36) months, in which case the term of the Expansion Lease shall be no less than thirty-six (36) months);

     (ii) specify that, subject to the proration provisions and Tenant contribution requirements of Paragraph 5, below (which shall be incorporated within the Expansion Lease), Landlord shall construct leasehold improvements to the Expansion Space comparable to those in Tenant's current Premises, with Tenant to contribute to the cost of such construction in the amount specified in Paragraph 5, below, that Tenant shall not receive any buildout or other allowance or any free rent or reduced rent for or with respect to the Expansion Space, and that any additional improvements or construction that Tenant performs in the Expansion Space shall be treated as an "alteration" pursuant to Section 15 of the Lease;


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     (iii) unless Landlord and Tenant specifically agree otherwise, the expansion rights of Tenant reflected in this EXHIBIT G shall not be incorporated in the Expansion Lease and any reference in the Lease to this EXHIBIT G shall be ignored and/or deleted in the Expansion Lease;

     (iv) delete any expansion or renewal options, unless Landlord and Tenant expressly agree otherwise at the time, in each's sole discretion;

     (v) specify that the Expansion Lease Commencement Date shall be the earlier of (1) the date Tenant takes occupancy of the Expansion Space, or
     (2) the ninety-first (91st) day after the Expansion Lease is signed; and

     (vi) specify that Tenant shall not have the right to assign or sublet all or any portion of the Expansion Space during the two (2) year period after the Expansion Lease Commencement Date, unless (A) such sublease or assignment requires the subtenant or assignee to pay rental at the rental rate then being offered by Landlord for comparable space within the Building, (B) Tenant pays to Landlord one-hundred percent (100%) of the "profit" realized from such sublease or assignment (i.e., 100% of (1) the rental and other consideration received from such assignee or subtenant LESS (2) the allocable rental and other consideration payable by Tenant to Landlord under the Expansion Lease with respect to the affected portion of the Expansion Space, which profit shall be calculated on a per square foot basis with respect to the affected portion of the Expansion Space, and (C) the proposed sublease or assignment is otherwise consented to by Landlord, which consent shall not be unreasonably withheld.

     Landlord and Tenant agree to negotiate in good faith and to make diligent efforts to resolve any dispute or disagreement regarding the terms of the Expansion Lease within the aforementioned fifteen (15) business day period.

     (5) PRORATION OF CONSTRUCTION ALLOWANCE. Tenant acknowledges that the cost to construct leasehold improvements to Tenant's existing Premises equalled approximately $25.00 per square foot of rentable area. To the extent the term of any Expansion Lease is less than eighty-four (84) months, Landlord's construction obligation referenced in Paragraph 4(ii), above, shall be capped at a per square foot cost equal the product of $25.00 times a fraction, the numerator of which is the number of months in the term of the Expansion Lease, and the denominator of which is 84 (hereafter, the "Capped Cost"). Tenant shall be responsible for (and shall deposit with Landlord prior to, and as a condition to, and as "Capped Cost"). Tenant shall be responsible for (and shall deposit with Landlord prior to, and as a condition to, Landlord's commencement of such construction, an amount equal to) all costs of Landlord's construction under Paragraph 4(ii), above, in excess of the Capped Cost. All such construction work shall be competitively bid. This proration provision shall be incorporated in the terms of any Expansion Lease.

     (6) TENANT'S FAILURE TO EXECUTE EXPANSION LEASE. In the event Tenant fails or declines to exercise its option to lease an Expansion Space within the requisite time periods provided for in this EXHIBIT G, or in the event Tenant fails or declines to execute and deliver the Expansion Lease within the requisite time period provided for in this EXHIBIT G, after Tenant exercises its option (such


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events are hereinafter collectively referred to as a "Failure To Expand"), then in either such event for a period of sixty (60) days.

     (7) MISCELLANEOUS. Time is of the essence of all provisions and time periods set forth in this EXHIBIT G. In addition, Tenant acknowledges and agrees that Tenant's right to lease additional space and any other rights granted under this EXHIBIT G are granted exclusively to Tenant and not to any assignee or sublessee of Tenant.

     (8) SPECIFIC RIGHTS TO TWO EXPANSION PREMISES. Without limiting the general expansion rights provided for herein, Landlord agrees that, as modified in this Paragraph 8, the option set forth in this EXHIBIT G shall apply to two spaces which are, or are expected to become, available within the Building, one consisting of approximately 8,000 square feet of rentable area ("Space A") and the other consisting of approximately 12,000 square feet of rentable area ("Space B"), each of which is identified in SCHEDULE G-1 attached to this EXHIBIT G. In the event Landlord receives an offer to lease Space A and/or Space B from a prospective tenant or its broker at any time after the date hereof, Landlord will so notify Tenant, and Tenant will have the right, within ten (10) days after Landlord provides Tenant with such Notice, to provide a "Tenant's Expansion Option Notice" to Landlord with respect thereto. If Tenant provides such Tenant's Expansion Option Notice under this Paragraph 8 within such ten (10) day period, then Landlord shall be deemed to have given Tenant a "Free & Clear" notice for the applicable space on the same date that Landlord received Tenant's Expansion Option Notice, and the remaining provisions of Paragraphs 4 - 7, above, shall apply to the Expansion Lease for such space. If Tenant fails to provide such Tenant's Expansion Option Notice for such space within such ten (10) day period, then Tenant's option to lease such space under this Paragraph 8 shall be extinguished and shall be null and void and of no further force and effect. [PLEASE NOTE: TONY RIMIKIS IS TO PROVIDE YOU WITH A SPECIFIC DESCRIPTION OF THESE TWO SPACES UNDER SEPARATE COVER].


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